SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 29, 2004
                       (Date of earliest event reported)


                                 USF CORPORATION
             (Exact name of registrant as specified in its charter)

 Delaware                         0-19791                  36-3790696
(State or other  jurisdiction    (Commission File  No.)   (IRS  Employer
of incorporation or organization)                         Identification Number)

8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois   60631
(Address of principal executive offices)                  (Zip Code)

                                 (773) 824-1000
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report)

Item 7.  Exhibits.


Exhibit Number    Description


     99           News Release, dated January 29, 2004.


Item 9.           Regulation FD Disclosure.

On January 29, 2004, USF Corporation issued a press release announcing the retirement of Christopher L. Ellis, the Company's Senior Vice President and Chief Financial Officer, the text of which is set forth in Exhibit 99.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             USF CORPORATION

                                             By: /s/ Richard C. Pagano
                                                 ----------------------------
                                                 Richard C. Pagano
                                                 Senior Vice President, General
                                                 Counsel & Secretary

Date:    February 2, 2004

                                                                     EXHIBIT 99
                              FOR IMMEDIATE RELEASE

                  USF CORPORATION ANNOUNCES MANAGEMENT CHANGES

(CHICAGO - January 29, 2004) USF Corporation (NASDAQ:USFC) today announced the retirement of Christopher L. Ellis, the Company's Senior Vice President, Finance and Chief Financial Officer. Mr. Ellis has been with USF since the Company was founded in 1985. "Chris had shared his plans for retirement with me shortly after I arrived," said Richard P. DiStasio, President and Chief Executive Officer of USF Corporation. "He graciously agreed to stay until a replacement could be found and through a transition period with the new CFO. I would like to thank Chris for his service over the last 19 years. His efforts through the early years and in taking the Company public helped build USF from the small subsidiary of a foreign parent to a $2.29 billion leader in the transportation industry."

"My years with USF have been both challenging and rewarding," said Ellis. "I will miss the daily interaction and the relationships I have built up throughout the years. I'm looking forward to starting the next phase of my life. I would like to thank everyone I've been associated with at USF for their efforts, loyalty and support given over the years."

Thomas E. Bergmann will assume the position of Senior Vice President and Chief Financial Officer for USF. Most recently, Mr. Bergmann was Vice President Finance for Sears Roebuck & Co's. Credit and Financial Products and Product Repair Services businesses. Prior to this position, Mr. Bergmann served as Sear's Vice President and Controller. Mr. Bergmann's career also includes senior finance positions at The St. Paul Companies, Inc., where he was Vice President & Treasurer, Johnson & Johnson and Honeywell.

"I am very pleased that Tom has accepted this  position,"  said  DiStasio.  "His
diverse  business  experience  and  strong  financial   background  will  be  of
tremendous benefit as USF moves into the future."

Mr. Bergmann is a graduate of the University of Saint Thomas and holds a Masters of Management degree from The J.L. Kellogg School of Management at Northwestern. He resides in the Chicago area with his wife and their two children.

USF Corporation specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, forward and reverse logistics, and premium regional and national truckload transportation. The Company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. The USF operating companies interact as a single system to provide services and flexibility to match the needs of their customers. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

Corporate Contact:
USF Corporation
James J. Hyland 773-824-2213